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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-25855) of Royal Bancshares of Pennsylvania, Inc. of our reports dated March 14, 2005, relating to the consolidated financial statements, and the effectiveness of Royal Bancshares of Pennsylvania, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP

Reading, Pennsylvania
March 14, 2005